Exhibit 99.1

Partnership Contact:

Jeff Gutman

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP Announces First Quarter 2012 Common Unitholder Distribution and Temporary Reduction in Subordinated Unitholder Distribution

Oxford Continues to Make Progress on Strategic Initiatives

Partnership to Report First Quarter 2012 Financial Results on May 3, 2012

COLUMBUS, Ohio, April 27, 2012 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) declared a cash distribution of $0.4375 per common unit for its first quarter ended March 31, 2012, consistent with its previously announced expectation regarding continued payment of the minimum quarterly distribution to common unitholders. The Partnership also declared a reduced cash distribution of $0.10 per subordinated unit for its first quarter ended March 31, 2012. The distribution will be paid on May 15, 2012 to all common and subordinated unitholders of record as of the close of business on May 8, 2012.

“We are continuing to make progress on the strategic initiatives we announced on March 21, 2012,” said President and Chief Executive Officer Charles C. Ungurean. “These initiatives include the restructuring of our Illinois Basin operations and the further strengthening of our core Northern Appalachian operations, where we have a fully contracted book of business for 2012 and are more than 90% contracted for 2013 based on our very strong long-term customer relationships in the region. We continue to be a leading low-cost producer of steam coal and the largest producer of surface-mined coal in Ohio.”

As previously announced, Oxford is transferring some of its mining equipment from its Illinois Basin operations to its Northern Appalachian operations to increase its productivity in the Northern Appalachian region, and is selling excess equipment from its Illinois Basin operations to strengthen its balance sheet. Oxford fully expects that these initiatives will reduce costs and enhance both its profitability and liquidity.

Until the results of these initiatives are realized, the Partnership will review and consider quarterly the appropriateness of temporarily reducing the amount of or suspending payment of its subordinated unitholder distribution. The Partnership intends to resume payment of the full subordinated unitholder distribution as soon as is prudent.

The Partnership will report its first quarter 2012 financial results and provide an update in more detail as to its progress on these strategic initiatives before the market opens on Thursday, May 3, 2012. The Partnership’s management will hold a conference call to review the results and its progress on these initiatives at 10:00 a.m. Eastern Time on that day.

Participants may access the May 3, 2012 conference call by dialing (866) 730-5767 or (857) 350-1591 for international callers and providing passcode 17365686. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com.

An audio replay of the conference call will be available for seven days beginning at 12:00 p.m. Eastern Time on May 3, 2012 and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers. The replay passcode is 19437693. The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high value steam coal in Northern Appalachia and the Illinois Basin. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the Partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

FORWARD-LOOKING STATEMENTS: Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership’s management believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Partnership’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Partnership’s dependence on a limited number of customers; the Partnership’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Partnership’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Partnership’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; the Partnership’s ability to acquire additional coal reserves; the Partnership’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those pertaining to carbon dioxide emissions, and other factors; significant costs imposed on the Partnership’s mining operations by extensive and frequently changing environmental laws and regulations, and greater than expected environmental regulations, costs and liabilities; legislation and regulatory and related judicial decisions and interpretations including issues pertaining to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors, including those pertaining to both the Partnership’s mining operations and its underground coal reserves that it does not operate; limitations in the cash distributions the Partnership receives from its majority-owned subsidiary, Harrison Resources, LLC, and the ability of Harrison Resources, LLC to acquire additional reserves on economic terms from CONSOL Energy, Inc. in the future; the potential for inaccuracies in estimates of the Partnership’s coal reserves, which could result in lower than expected revenues or higher than expected costs; the accuracy of the assumptions underlying the Partnership’s reclamation and mine closure obligations; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital markets conditions; risks associated with major mine-related accidents; results of litigation, including claims not yet asserted; the Partnership’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Partnership’s ability to maintain satisfactory relations with employees; and failure to obtain, maintain or renew security arrangements, such as surety bonds or letters of credit, in a timely manner and on acceptable terms. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Further information on risks and uncertainties is available in the Partnership’s periodic reports filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by the Partnership.